UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2023 Your Vote Counts! ITERUM THERAPEUTICS PLC 2023 Annual General Meeting May 3, 2023 3:00 PM, Irish time ITERUM THERAPEUTICS PLC FITZWILLIAM COURT, 1ST FLOOR LEESON CLOSE DUBLIN 2, IRELAND D96541-P87432 You invested in ITERUM THERAPEUTICS PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. Get informed before you vote View the Notice and Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to April 19, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Advance of the Meeting Vote by May 3, 2023 4:59 a.m. Irish time (11:59 p.m. ET, May 2) Visit www.ProxyVote.com Vote in Person at the Meeting* May 3, 2023 3:00 PM Irish time (10:00 AM ET) 3 Dublin Landings North Wall Quay Dublin 1, Ireland *Please check the meeting materials for any special requirements for meeting attendance and for information on how to obtain directions to be able to attend the meeting. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends D96542-P87432 Note: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in the proxy will vote in their discretion in accordance with applicable law or rule. 1. To elect the nominees for Class II directors named herein, each to serve for a three-year term expiring at the 2026 annual general meeting of shareholders (Proposal No. 1): 1a. Beth P. Hecht 1b. Michael W. Dunne 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and to authorize the Board of Directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve an increase in the authorized share capital of the Company from $1,200,000 to $1,800,000 by the creation of an additional 60,000,000 ordinary shares (Proposal No. 3). 4. To grant, subject to and conditional upon the approval of Proposal No. 3, the Board of Directors an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options (Proposal No. 4). 5. To grant, subject to and conditional upon the approval of Proposal No. 4, the Board of Directors an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance (Proposal No. 5) r For For For For For for Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery” D96542-P87432

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends D96542-P87432 Note: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in the proxy will vote in their discretion in accordance with applicable law or rule. 1. To elect the nominees for Class II directors named herein, each to serve for a three-year term expiring at the 2026 annual general meeting of shareholders (Proposal No. 1): 1a. Beth P. Hecht 1b. Michael W. Dunne 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and to authorize the Board of Directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve an increase in the authorized share capital of the Company from $1,200,000 to $1,800,000 by the creation of an additional 60,000,000 ordinary shares (Proposal No. 3). 4. To grant, subject to and conditional upon the approval of Proposal No. 3, the Board of Directors an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options (Proposal No. 4). 5. To grant, subject to and conditional upon the approval of Proposal No. 4, the Board of Directors an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance (Proposal No. 5) r For For For For For for Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery” D96542-P87432